Exhibit 10.1

Amendment No. 1 to the

Ignite Restaurant Group, Inc. 2012 Omnibus Incentive Plan

WHEREAS, Ignite Restaurant Group, Inc. (the “Company”) has established the Ignite Restaurant Group, Inc. 2012 Omnibus Incentive Plan, effective May 10, 2012 (the “Plan”);

WHEREAS, the Company’s Board of Directors (the “Board”) has the authority pursuant to Section 12.1 of the Plan to amend the Plan subject to the approval of holders of the Company’s common stock (“Common Stock”), $0.01 par value per share (the “Stockholders”) entitled to vote in accordance with applicable law;

WHEREAS, the Board desires to amend the Plan to increase the aggregate number of shares of the Company’s Common Stock that may be issued under the Plan; and

WHEREAS, pursuant to a unanimous written consent of the Board effective June 4, 2013, the Board determined to approve this amendment and recommend its approval to the Stockholders;

NOW, THEREFORE, pursuant to the power of amendment set forth in the Plan and subject to the approval of Stockholders, the Plan is hereby amended as follows effective upon the approval by the Stockholders of this amendment:

1.             The references to “1,980,074 shares” in the first two sentences of paragraph (a) of Section 4.1 of the Plan are replaced in their entirety with “3,180,074 shares”.

2.             Except as hereinabove amended and modified, the Plan shall remain in full force and effect.